Exhibit 99.1

Press Release	Source: API Technologies Corp.

API Technologies Reports Record Fourth Quarter and Twelve Month 2010 Results

Q4 Revenues of $30.1 Million, Adjusted EBITDA of $3.1 Million and Net Income of $0.3 Million

RONKONKOMA, NY – (PR Newswire) – August 10, 2010 — API Technologies Corp. (ATNY.OB) (“API” or the “Company”), a provider of highly engineered products and services to the global defense sector, today announced fourth quarter and fiscal twelve month financial results for the period ending May 31, 2010. The fourth quarter results represent the first full quarter to include the operations of the Kuchera Group of Companies following the date of acquisition on January 20, 2010.

Financial Highlights for the Fourth Quarter Ended May 31, 2010

•	Revenue was $30.1 million, a 378% increase from $6.3 million in the same quarter of fiscal 2009;

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Gross profit was $7.9 million compared to $1.6 million in the previous year’s quarter. Excluding restructuring charges, non-GAAP gross profit in the fourth quarter of 2010 would have been $8.5 million;

•	Gross margin was 26.2% as compared to 25.3% in the same 2009 quarter. Excluding restructuring charges, non-GAAP gross margin would have been 28.1% in the 2010 fourth quarter;

•

Net income was $0.3 million as compared to a net loss of $2.1 million in the previous comparable period. Excluding restructuring charges and acquisition expenses, non-GAAP net income in the fourth quarter of 2010 would have been $1.3 million;

•	Adjusted EBITDA was $3.1 million as compared to ($0.1) million in the previous year’s quarter;

•	Balance sheet with approximately $4.7 million in cash and marketable securities; and

•	Consolidated backlog as at May 31, 2010 of $68.7 million.

Financial Highlights for the Twelve Months Ended May 31, 2010

•	Revenue was $68.6 million, an increase of 169% from $25.5 million in the same period in 2009;

•	Gross profit of $17.4 million versus $5.9 million in the same period last year;

•	Gross margin of 25.3% as compared to 23.0% for the twelve months of 2009; and

•

Net loss of $9.0 million as compared to a net loss of $6.4 million in the previous year. The net loss in 2010 includes a $5.7 million loss related to discontinued operations and a $3.7 million charge related to restructuring and acquisition expenses.

“I am very pleased with our fourth quarter results as API had the strongest quarter in the company’s history,” said API Chief Executive Officer, Stephen B. Pudles. “Our acquisition strategy and cost-cutting initiatives have shown considerable success and have enabled the Company to achieve positive net income, which we expect to continue into fiscal 2011.”

Mr. Pudles continued, “With the strength of API’s diverse product offering, Fortune 500 global customer base and unparalleled engineering team, API is well positioned to continue to be a leader in the global defense contractor sector and generate positive returns for all of our stakeholders.”

Operating Highlights

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In May 2010, API announced that it was awarded two separate contracts from Raytheon Space and Airborne Systems, totaling approximately $2.3 million, to supply electro-mechanical enclosures, including electronic circuit cards, for mission-critical laser targeting and imaging systems;

•	In April 2010, API announced an order totaling approximately $1 million to provide National Hybrid™-brand circuits to a semi conductor equipment manufacturer;

•	In March 2010, API announced that its Board of Directors has approved a program to repurchase up to 10% of the Company’s outstanding common stock; and

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In March 2010, API announced that it had been selected by a global Fortune 500 defense contractor to provide high-reliability magnetic components for use in radio communications systems deployed throughout the military and defense markets. The multi-year contract was valued at over $8 million and will be produced at the Company’s Canadian facility.

Subsequent Events

•	In July 2010, API completed the sale of its non-core Hauppauge, New York facility for proceeds of approximately $1.4 million;

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In July 2010, API announced the first North American sale of the teleMAX™ Explosive Ordnance Disposal (EOD) robot to the City of Atlanta, Georgia, with the total sale valued at approximately $300,000. The robot is for use at Hartsfield-Jackson Atlanta International Airport, the world’s busiest airport, serving approximately 88 million travelers per year;

•	In July 2010, API announced that it received an order for approximately $1.5 million to provide custom hybrid circuits to a multinational technology company;

•	In June 2010, API completed the consolidation of its two Canadian facilities into one manufacturing location;

•	In June 2010, API announced the sale of the assets from its previously announced discontinued nanotechnology subsidiary for proceeds of approximately $2.3 million; and

•	In June 2010, API highlighted $3.2 million in recent contract wins from Raytheon Space and Airborne Systems and Northrop Grumman Electronic Systems at Johnstown’s “Showcase for Commerce”.

About API Technologies Corp.

The Company is a prime contractor in sophisticated electronics, highly engineered systems, secure communications and electronic components and subsystems to the global defense and aerospace industry. API Technologies’ customers include the governments of the U.S., Canada, the United Kingdom, NATO and the European Union, as well as many of the leading Fortune 500 companies. The Company is engaged in providing innovative design, engineering and manufacturing solutions to its customers. API Technologies trades on the OTC Bulletin Board under the symbol ATNY. For further information, please visit the company website at www.apitech.com.

(1) In this press release, API has provided a non-GAAP financial measure for (i) net income (loss) to reflect its financial results without expenses related to discontinued operations and restructuring and acquisition charges, (ii) gross profit to reflect its financial results without restructuring charges, (iii) gross margin to reflect its financial results without restructuring charges, and (iv) adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization), excluding discontinued operations, restructuring charges, acquisition charges and stock-based compensation expenses. Management believes the non-GAAP presentations provide investors an additional analytical tool for understanding the Company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. These are not recognized measures under US GAAP, do not have a standardized meaning, and are unlikely to be comparable to similar measures used by other companies. Accordingly, investors are cautioned that these non-GAAP measures should not be construed as an alternative to net earnings or loss determined in accordance with GAAP as an indicator of the financial performance of the Company or as a measure of the Company’s liquidity and cash flows. We expect our financial statements to continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

The following table presents fourth quarter and twelve months GAAP net income (loss).

(in millions)

	3 months ended May 31,		12 months ended May 31,
	2010	2009	2010	2009

Revenues, net	$30.1	$6.3	$68.6	$25.5

Cost of revenues
Cost of revenues	$21.6	$4.4	$50.6	$18.7

Restructuring charges	$0.6	$0.3	$0.6	$0.9

Total cost of revenues	$22.2	$4.7	$51.2	$19.6

Gross Profit	$7.9	$1.6	$17.4	$5.9

Operating expenses	$6.4	$2.2	$20.6	$8.3

Operating income (loss)	$1.5	$(0.6)	$(3.2)	$(2.4)

Other (income) expenses	$1.2	$0.2	$0.1	$(0.5)

Income (loss) from continuing operations before taxes	$0.3	$(0.8)	$(3.3)	$(1.9)

Provision for income taxes	$0.0	$0.1	$0.0	$0.1

Income (loss) from continuing operations	$0.3	$(0.9)	$(3.3)	$(2.0)

Discontinued operations	$0.0	$(1.2)	$(5.7)	$(4.4)

GAAP net income (loss)	$0.3	$(2.1)	$(9.0)	$(6.4)

The following table reconciles fourth quarter and twelve months GAAP net income (loss) to non-GAAP net income (loss) from continuing operations.

(in millions)

	3 months ended May 31,		12 months ended May 31,
	2010	2009	2010	2009

GAAP net income (loss)	$0.3	$(2.1)	$(9.0)	$(6.4)

Discontinued operations	$0.0	$1.2	$5.7	$4.4

Restructuring charges	$0.6	$0.3	$1.2	$1.1

Acquisition expenses	$0.4	$0.0	$2.5	$0.0

Non-GAAP net income (loss)	$1.3	$(0.6)	$0.4	$(0.9)

The following table reconciles three months GAAP net income to non-GAAP adjusted EBITDA from continuing operations.

(in millions)

	Q4 2010	Q4 2009

GAAP net income	$0.3	$(2.1)

Discontinued operations	$0.0	$1.2

Restructuring charges	$0.6	$0.3

Acquisition charges	$0.4	$0.0

Depreciation	$0.3	$0.2

Amortization	$0.2	$0.0

Stock-based compensation expense	$0.2	$0.3

Interest	$1.1	$(0.1)

Taxes	$0.0	$0.1

Non-GAAP adjusted EBITDA	$3.1	$(0.1)

The following table reconciles three months GAAP gross profit and gross margin to non-GAAP gross profit and gross margin excluding restructuring charges.

(in millions)

Q4 2010

Gross profit	$7.9

Restructuring charges	$0.6

Non-GAAP gross profit excluding Restructuring charges	$8.5

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties, which are more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, include but are not limited to, general economic and business conditions, government regulations, our ability to integrate and consolidate our operations, our ability to expand our operations in both new and existing markets, and the effect of growth on our infrastructure. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

For further information, please contact:

Jonathan Pollack

Executive Vice President

API Technologies Corp.

1-877-API-0-API

investors@apitech.com

or

The Investor Relations Group

James Carbonara or Adam Holdsworth, 212-825-3210